Exhibit 4.3
SECOND AMENDMENT
OF
OPTUMCARE
EXECUTIVE SAVINGS PLAN
(As Restated Effective January 1, 2021)

WHEREAS, Optum Medical Services, P.C. (“Optum”), has heretofore established and maintains the OptumCare Executive Savings Plan (the “ESP”) for the benefit of a select group of management or highly compensated employees of Optum and certain affiliates of Optum;

WHEREAS, the ESP was most recently amended and restated effective January 1, 2021;
and

WHEREAS, Optum has reserved the right to amend the ESP, and has delegated to the
OptumCare Employee Benefits Plans Committee (the “Committee”) the power and authority to amend the ESP; and

WHEREAS, the Committee wishes to amend the ESP to update the list of affiliates of Optum that participate in the ESP.

NOW, THEREFORE, BE IT RESOLVED, That the Plan Statement is hereby amended in the following respect, effective January 1, 2022:

1. CHANGES IN PARTICIPATING EMPLOYERS. Schedule I to Plan Statement is restated in its entirety in the form of Schedule I appended to this Amendment.

Dated: December 15, 2021

/s/ Jennifer Donahue, M.D.
By:	Jennifer Donahue, M.D.
Title:	Senior Vice President and Chief Medical Officer of
ProHealth Physicians, P.C.

SCHEDULE I

EMPLOYERS PARTICIPATING
IN THE

OPTUMCARE EXECUTIVE SAVINGS PLAN

1.Optum Medical Services, P.C.

2. 4C Medical Group, PLC

3.American Health Network of Ohio, LLC

4.American Health Network of Indiana, LLC

5.Centers for Family Medicine, GP

6.Greater Phoenix Collaborative Care, P.C.

7.Highlands Ranch Healthcare, LLC

8.Inspiris Medical Services of New Jersey, P.C.

9.Inspiris of Michigan Medical Services, P.C.

10.Inspiris of New York Medical Services, P.C.

11.Inspiris of Texas Physicians Group

12.Jordan Ridge Family Medicine, LLC

13.ME Urgent Care Nebraska, Inc.

14.Medical Clinic of North Texas, PLLC

15.MedExpress, Inc. – Delaware

16.MedExpress Urgent Care California, P.C.

17.MedExpress Urgent Care, Inc. – West Virginia

18.MedExpress Urgent Care Kansas, P.A.

19.MedExpress Urgent Care – New Jersey, P.C.

20.MedExpress Urgent Care North Carolina, P.C.

21.MedExpress Urgent Care, P.C. – Indiana

22.MedExpress Urgent Care, P.C. – Oklahoma

23.     MedExpress Urgent Care, P.C. – Michigan

24.    MedExpress Urgent Care Texas, P.A.

25.    Memorial Healthcare IPA, GP

26.    Monarch HealthCare, A Medical Group, Inc.

27.    New West Physicians, Inc.

28.    OptumCare Colorado Springs, LLC

29.    OptumCare Florida, LLC

30.    OptumCare New Mexico, LLC

31.    OptumCare Portland, LLC

32.    Optum Clinic, P.A.

33.    Optum Medical Services of Colorado, P.C.

34.    ProHealth Physicians, P.C.

35.    Reliant Medical Group, Inc.

36.    Riverside Pediatric Group, P.C.

37.    Robert B. McBeath, M.D., P.C.

38.    Robert B. McBeath, M.D. II, P.C.

39.    Robert B. McBeath, M.D. III, P.C.

40.    TeamMD Physicians of Texas, Inc.

41.    TeamMD Physicians, P.C. (formerly known as Mobile Medical Professionals, Inc.)

42.    WellMed Florida Services, PLLC (formerly known as WND Medical, PLLC dba WellMed Family Care)

43.    WellMed Medical Group, P.A.

44.    WellMed Network of Florida, Inc.

45.    WellMed Networks, Inc.

46.    XLHome, P.C

47.    XLHome of Michigan, P.C.

48.    XLHome Northeast, P.C.

49.    XLHome Oklahoma, Inc.

4